EXHIBIT 15


                           LETTER RE UNAUDITED INTERIM

                              FINANCIAL INFORMATION

                                   ----------




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         Re:      Boston Edison Company Registration on Form S-8


         We are aware that our report dated May 14, 1997 on our review of the interim financial information of Boston Edison Company as of March 31, 1997 and for the quarter then ended, included in the Company's quarterly report on Form 10-Q, is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


                              /s/ COOPERS & LYBRAND L.L.P.
                              ----------------------------
                              COOPERS & LYBRAND LLP




Boston, Massachusetts
July 2, 1997



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